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                                                                   EXHIBIT 10.16

                              INVESTMENT CONTRACT


        Agreement concerning the Establishment of a Silent Partnership between
         SEQUENOM Instruments GmbH, Mendelssohnstr. 15D, 22761 Hamburg
           - hereinafter referred to as : Technology Company ("TC")
                                      and
                  Technologie-Beteiligung-Gesellschaft m.b.H.
             of Deutsche Ausgleichsbank, Wielandstr. 4, 53170 Bonn
                     - Silent Partner (hereinafter: tbg) -

                               in the amount of

                                DM 2,000,000.-

       for the Financing of the Project described in (S) 1, Section. 2.


                                   Preamble

Within the scope of the DtA-Technology Programme, tbg undertakes investments for the financing of projects in the early phase, of innovative projects and of exit-financing projects according to the investment principles of this programme which are an integral part of this--Agreement.

                                     (S) 1

                         Objectives of the Partnership

1. According to the Articles of Incorporation in their valid version dated Nov. 10, 1994, the TC, which is registered under No. B 57315 in the Company Roll of the District Court of Hamburg, operates a commercial enterprise for the purposes of:

    Development, production and marketing of devices for the sequencing of DNA, sale of sequencing information, and development of medical diagnostics and therapeutics.

2.  Within the scope of this business objective, the TU is engaged in:

    Automation of the newly developed technology process and proprietary chip development.

                                     (S) 2

                               Capital Injection

1. For the exclusive use of financing the innovative project described and based upon the information provided by the TC in the Application for Investment dated June 16/17, 1997 tbg

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    makes an investment in the amount of DM 2,000,000.--, provided that the TC documents the following investment agreements:

    Investment in the amount of DM 2,000,000.- by Sequenom Inc., II 555 Sorrento Valley Road, San Diego, CA 9212 1, USA (hereinafter referred to as AC, also in the case of multiple investors), and provided that the AC has concluded a co-operation agreement with tbg.

    The AC will consult with TVM Techno Venture Management, Denninger Str. 15, 81679 Munich - hereinafter referred to as TVM -- regarding management of the TU.

    Authorisation of tbg to draw down the fixed payments due tbg.

2. The injection by tbg shall be used for the co-financing of the project-related planning described in Annex I which is an integral part of this investment contract.

3. The TC is entitled to draw down the capital after the company becomes operational (cf. (S)3, Section 1), provided that its immediate designated utilisation and a proportional use of funds together with the other means of financing foreseen in Annex I and total financing of the innovation project are guaranteed.

    The withdrawal must have appended a confirmation by the AC and TVM that the prerequisites for the withdrawal have been met.

4. This Agreement shall expire in the event that the capital is not drawn down, at least in part, latest by March 31, 1998.

5. tbg is entitled to withhold a processing fee in the amount of 1% of the total injection specified in this Agreement. Such fee will be withheld from the first partial withdrawal.

6. The TC shall establish a separate deposit account for the injection by tbg. Withdrawals from this account by tbg are precluded.


                                     (S) 3

                   Beginning and Lifetime of the Partnership

1. The Silent Partnership shall commence as soon as both parties have signed this Contract.

2.  The Silent Partnership shall terminate on Dec. 31, 2007.

3. tbg's capital and any outstanding profit shares shall be due for payment to tbg upon termination of the Partnership.

4. In the event that the funds invested by the AC are repaid before Dec. 1, 2005, the investment made by tbg shall be repayable at the same time and to the same extent. tbg is entitled to request a final remuneration with reference to the part of its capital due for early repayment in accordance with the respective enforcement of $8 Section 4.

                                       2
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                                     (S) 4

                                  Management

1. tbg shall have no control in the management of the TC insofar as not stipulated otherwise in the following.

2.  The TC shall obtain the approval of tbg in respect of.

    (a) any amendment to the Articles of Incorporation, in particular any modification of the purpose of the company, acceptance of new shareholders, or agreement of new investments;

    (b) the appointment and dismissal of executive managers of the TC;

    (c) the conclusion, amendment and termination of contracts governing the granting or acquisition of licences, patents, prototypes, samples, trademarks or know-how insofar as they relate to the innovation project promoted by tbg;

    (d) the conclusion, amendment and termination of major sales contracts;

    (e) the partial or entire relocation, leasing, sale or closing down of the operation;

    (f) the conclusion and termination of control and profit pooling contracts.

    (g) the abandonment or substantial modification of the innovation project described in (S) 1 Section

    (h) the entry into commitments insofar as these are not covered by the project financing by tbg, for investments exceeding the amount of DM 100,000, or for leasing, rental or leasehold agreements involving monthly payments of more than DM 10,000.

3. Approval in accordance with (S) 4, Section 2, shall be obtained directly from tbg.

    Insofar as tbg fails to give written notice of its refusal of approval within a period of 14 days after receipt of the notification advising it of the measure requiring approval, such approval shall be deemed as given.

                                     (S) 5

                             Reporting and Control

1. The TC shall report to tbg semi-annually, by March 31 and September 30 of each year, respectively, the financial situation of the TC and the status of the innovation project described in (S) 1, Section 2 until such time when tbg, waives such reports, because the AC exercises control of the TC also on behalf of tbg. In addition, the TC shall file with tbg brief

                                       3
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    monthly status reports in the form appended hereto in Annex II, and at the end of the financial year a respectively updated business plan for the year following.

2. Regardless whether the AC exercises control in the TC also on behalf of tbg, the TC shall notify tbg directly immediately of all measures exceeding the scope of normal business transactions.

3. Furthermore, tbg is entitled to exercise its rights of control in accordance with (S) 716 of the German Civil Code. This shall apply also after termination of the Partnership to the extent required for the verification of the funds to be distributed.

    tbg is further entitled the review all the documentation of the TC pertaining to the innovation project described in (S) 1, Section 2b. To exercise its rights of control, tbg is entitled to avail itself of the services of third parties.

5. According to (S) 91 of the Federal Budget Regulations (BHO), the TC is subject to audit by the Auditor General's Department. The TC shall furnish the Auditor General's Department and tbg with all documentation deemed necessary by the Department of the Auditor General for the purpose of audit.

                                     (S) 6

                                Advisory Board

tbg may at any time request the establishment of an advisory board.
tbg shall participate in this board to an extent commensurate with the amount of its capital.

The advisory board shall advise the TC concerning commercial and technical issues, in particular with regard to the project described in (S) 1, Section 2b. The board shall be entitled to the same rights to information and control as they are granted to tbg under this Agreement.

                                     (S) 7

                        Financial Year, Annual Accounts

1. The financial year of the Silent Partnership concurs with the financial year of the TC ("investment Year"). The financial year of the TC shall end on 31 December of each year.

2. The TC shall prepare its annual financial statements (balance sheet, profit and loss account, notes) in accordance with (S)(S) 238-289 of the Code of Commercial Law within six months after the end of the financial year and shall submit one signed original specimen together with the confirmation of a certified public accountant or auditor.

                                       4
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                                     (S) 8

                            Profit and Loss Sharing

1. tbg shall receive on its capital, irrespective of the TC's annual earnings, a minimum return of 7% p.a. This shall be payable retroactively every six months, on May 31 and November 30 of each year.

2. Furthermore, tbg shall receive 9% of all annual profits achieved from the date of draw-down of the investment.

    For such period where tbg holds more than one investment in the TU, however, tbg shall receive only 9% in total of annual profits achieved for all investments in addition to the respective minimum payments, up to a maximum of 7% p.a. of the sum of all investments in total.

    In the event that additional capital is injected in the TC within the scope of additional rounds of financing, tbg shall adjust its share in profits to the effective capital situation at the time.

    Such share in profits shall be payable within two weeks after finalisation of the annual financial statement ((S) 8 Section 2).

3. The calculations as per Section 2 shall be based on annual profits prior to the consideration of the profit share of tbg according to the preceding
    Section 2.

    a) The following shall be added to the annual profits:

       - taxes paid on profits as well as possible managers' shares, insofar as they reduced annual profits shown;

       - Extraordinary expenditure insofar as it is incurred from business transacted prior to the beginning of the Silent Partnership;

       - Losses caused by the sale or destruction of company assets insofar as the latter had already existed at the time of the beginning of the Partnership.

    b) The following shall be deducted from the annual profits:

       - Funds from the release of tax-free reserves set up prior to the beginning of the Silent Partnership;

       - Compensation for services or interest credited to the TC's shareholders, insofar as the TC is a partnership, without having reduced the taxable profits of the Partnership;

       - Extraordinary revenues insofar as they relate to business transacted prior to the beginning of the Silent Partnership;

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       - Grants, allowances and subsidies from public agencies insofar as these contributed to profits;

       - Revenues from the sale of property, plant and equipment insofar as such goods had already existed at the time of the beginning of the Partnership.

    c) In the year in which the deposit is drawn down, the annual profit for the calculation of the profit sharing in accordance with Section 2 shall be deemed to have occurred evenly throughout the year.

4. tbg shall be entitled to demand at the end of the lifetime of the investment a one-off remuneration of 35% of the total of the investment, plus an additional 7% of the investment for each year after the end of the fifth full year of the Partnership. Shares of profits paid annually in accordance with (S) 8 Section 2 shall be set off against the final remuneration. Should the sum of the profit shares exceed such final remuneration, no respective payment shall be made.

    tbg shall exercise this right only in the event that it deems such remuneration justified in view of the overall financial situation of the TC, especially in view of its profits achieved in the last three years prior to the termination of the investment and the hidden reserves accumulated during the lifetime of the investment.

5.  tbg shall not share in any losses of the TC.

                                     (S) 9

                                     Taxes

The TC shall be responsible for the payment of the legally prescribed withholding tax, plus the Solidarity levy, in respect of the remuneration for the capital provided, and shall withhold from the respective payments to tbg the withholding tax and the Solidarity levy and shall remit this directly to the relevant tax office. Following such remittance, the TC shall furnish tbg within two months of the due date of payments with the respective certificates in accordance with (S) 45a, Section 2 of the Income Tax Law, using the blank forms provided by tbg.

                                     (S) 10

                     Dissolution of the Silent Partnership

1. The Silent Partnership shall be dissolved in the event that the TC is liquidated. In that event the relevant investment shall be repaid.

2. (S) 3, Section 3 and (S) -8, Section 4 shall be applicable also in this event.

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                                    (S) 11

                                    Notice

1. The TC is entitled to redeem the shares of tbg entirely or in part at 3 months' notice as per June 30 or December 31 of each year. Where such redemption is effected before the end of the fifth full year of the investment, the capital of tbg shall be paid back with a premium of 25%. From the beginning of the sixth year of the investment, (S) 8, Section 4 shall apply. tbg may waive payment of the premium if the notice of redemption is given for the reason that the promoted innovation project is abandoned.

2. Furthermore, the Silent Partnership may be dissolved for important reason with immediate effect by either of the Partners with written notice. In the event that the capital has not yet been paid in either fully or in part, tbg shall be released from its commitment to make an injection with effect from the date of such notice.

    tbg has the right to give notice for important reasons, in particular in the event that

    a) the TC made false representations in the Investment Application;

    b) it becomes evident that the prerequisites upon which the investment was undertaken did not exist, or that the prerequisites for continuing the investment have are no longer fulfilled, in particular if the innovation project described in (S) 1, Section 2b, proves non-feasible or is abandoned by the TC or is substantially modified. In the event that the innovation project described in (S) 1, Section 2, proves to be non-feasible in technical or financial terms, tbg may waive repayment of the investment wholly or in part if by such waiver the TC can continue its operations;

    c) any bill of exchange accepted by the TC is disputed, the TC stops payments, or the TC instigates bankruptcy proceedings, or settlement proceedings are opened in court, or insolvency is declared in any other form;

    d) the senior specialist or specialists possessing the know-know at the time of the conclusion of the Investment Agreement is/are no longer full-time members of the management of the TC;

    e) one of the measures defined in (S) 4, Section 2 is implemented without the prior consent of tbg.

                                    (S) 12

                                 Payments Due

All payments due shall incur interest at the rate of 4% p.a. from the effective date of default until the time of receipt by tbg.

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                                    (S) 13

                              General Provisions

1. Amendments or supplements to this Agreement must be in writing. Any supplementary verbal agreements relating to this Agreement shall be invalid.

2. In the event that one provision of this Agreement becomes invalid, this shall not affect the validity of any other provision. The TC and tbg undertake to replace invalidated provisions by legally valid clauses that reflect to the greatest possible extent the sense and purpose of the invalid provisions.

3. Bonn shall be the legal venue for all disputes that may arise from this Agreement or its execution.

Bonn, October 7, 1997              Hamburg, September 22, 1997
Technologie-Beteiligungs-                    SEQUENOM
Gesellschaft mbH der               Instruments GmbH
Deutschen Ausgleichsbank

(signed)             (signed)            (signed: Dr. T. Schuh)

(Signatures illegible)

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                                                      Project Schedule (Annex 1)
                                                  Brief Status Report (Annex 11)
                                                 Principles of Investment of tbg

                                       9
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
                          COST AND FINANCING SCHEDULE

                      for the Period 09/01/97 - 12/31/99

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Project-related Expenditure                                                         Amount in DM (exc. VAT)
---------------------------------------------------------------------------------------------------------------------
I        For applied research and development
---------------------------------------------------------------------------------------------------------------------
1.       Investments reported as tangible assets
---------------------------------------------------------------------------------------------------------------------
1.1      Laboratory equipment and plant                                                                    1,087,000
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1.2      Machinery and plant for the production of prototypes
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1.3      Miscellaneous
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2.       Non-investment research and development expenditure
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2.1      Personnel                                                                                         1,352,000
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2.2      Materials                                                                                           456,000
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2.3      Outside services (contracts/consulting)                                                           1,160,000
---------------------------------------------------------------------------------------------------------------------
2.4      Patents and registrations
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2.5      Travel expenditure
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2.6      Miscellaneous
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II       Investments for Market Entry
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TOTAL                                                                                                      4,055,000
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
---------------------------------------------------------------------------------------------------------------------
Project-related Financing                                   Amount in DM (exc. VAT)
----------------------------------------------------------------------------------------------------------------------

1.       Own funds

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